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Exhibit 10.8.37

LOAN AGREEMENT

        This LOAN AGREEMENT (this "Agreement") is entered into as of August 25, 2008, among Westaff (USA), Inc., a California corporation (herein, together with its respective successors and assigns, referred to as "Westaff USA"), Westaff, Inc., a Delaware corporation (herein, together with its respective successors and assigns, referred to as "Westaff"), Westaff Support, Inc., a California corporation (herein, together with its respective successors and assigns, referred to as "Westaff Support"), and MediaWorld International, a California corporation (herein, together with its respective successors and assigns, referred to as "MediaWorld" and together with Westaff (USA), Westaff and Westaff Support, each individually, from time to time, referred to herein as a "Borrower" and collectively as the "Borrowers") and DelStaff, LLC, a Delaware limited liability company (herein, together with its successors and assigns, called "Lender") with reference to the following:

          A.    The Borrowers desire to have Lender make available to the Borrowers a revolving facility to advance Loans (as defined below) in the aggregate principal amount not to exceed THREE MILLION and NO/100 DOLLARS ($3,000,000), or such lesser amount as provided herein, in order to provide Borrowers with working capital and for Borrowers' general business purposes, but for no other purposes without Lender's consent, which Lender may withhold in its sole discretion.

          B.    The parties desire to set forth in this Agreement the terms and conditions of such loan.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

        The following words and terms as used in this Agreement shall have the meanings set forth below:

        "Advance" means each Loan made by the Lender to the Borrowers.

        "Advance Date" means any date on which an Advance occurs hereunder.

        "Aggregate Revolving Commitment" means a principal amount of Advances not to exceed THREE MILLION and NO/100 DOLLARS ($3,000,000) (exclusive of PIK Interest, the Facility Fee and Expenses hereunder that is added to principal pursuant to the terms of the Note and this Agreement).

        "Aggregate Revolving Commitment Sublimit" means a principal amount of Advances not to exceed ONE MILLION and NO/100 DOLLARS ($1,000,000) (exclusive of PIK Interest, the Facility Fee and Expenses hereunder that is added to principal pursuant to the terms of the Note and this Agreement).

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

        "Agreement" means this Loan Agreement, as the same may be amended, restated, supplemented, or modified and in effect from time to time.

        "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 as amended or modified from time to time (11 U.S.C. §101, et seq.).

        "Business Day" means any day other than a Saturday, Sunday or legal holiday on which banks in California are permitted to be closed.

        "Collateral" shall have the meaning set forth in the Security Agreement.

        "Default Rate" shall have the meaning set forth in the Note.

        "Expenses" means and shall include, but are not limited to: (i) reasonable attorneys' fees, costs and expenses; (ii) reasonable accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; (vi) telegram charges; (vii) reasonable expenses for travel, lodging and food; (viii) fees of other professionals, all lien search fees and all filing fees.

        "Event of Default" shall have the meaning set forth in Section 5.1 hereof.

        "Facility Fee" shall have the meaning set forth in Section 2.2 hereof.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations with respect to capital leases; and (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

        "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

        "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement of even date herewith entered into by and between, the agent for Senior Lender, Lender and Borrowers, as the same may be amended, restated, supplemented, or modified and in effect from time to time.

        "Lien" means any pledge, security interest, encumbrance, lien (statutory or otherwise), mortgage, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

        "Loan" means the aggregate Advances made by the Lender to the Borrowers.

        "Loan Documents" means this Agreement, the Security Agreement, the Note and any other document, agreement or instrument of any kind being delivered pursuant to or in connection with this Agreement.

        "Material Adverse Change" means a material adverse change, as determined by Lender in good faith, on (i) the Borrowers' (taken as a whole) ability to perform any of its or their payment or other material Obligations under this Agreement or any of the other Loan Documents, (ii) the enforceability of the Loan Documents, or (iii) the ability of Lender to exercise any of its remedies under the Loan Documents or provided by applicable law.

        "Material Adverse Effect" means a material adverse effect, as determined by Lender in good faith on (i) the Borrowers' (taken as a whole) (a) business, property, assets, operations, or condition, financial or otherwise, or (b) ability to perform any of its or their payment or other material Obligations under this Agreement or any of the other Loan Documents, (ii) the enforceability of the Loan Documents, or (iii) the ability of Lender to exercise any of its remedies under the Loan Documents or provided by applicable law.

        "Note" means that certain Subordinated Revolving Note dated as of even date herewith by the Borrowers in favor of Lender, as the same may be amended, restated, supplemented, or modified and in effect from time to time.

        "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees arising under the Loan Documents and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lender or any indemnified party hereunder arising under the Loan Documents.

        "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, its municipality or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

        "PIK Interest" has the meaning as defined in the Note.

        "Revolving Advance" means an Advance under the Revolving Facility.

        "Revolving Facility Termination Date" means with respect to Revolving Advances the earliest of (i) August 15, 2009, or (ii) any earlier date on which the Aggregate Revolving Commitment or Aggregate Revolving Commitment Sublimit, as the case may be, is reduced to zero or otherwise terminated.

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "Security Agreement" means the Security Agreement dated as of even date hereof made by Borrowers in favor of Lender as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Senior Lender" means, collectively, the agent, lenders, letter of credit issuers and other creditors under the Senior Loan Agreement, and their respective successors, assigns and replacements under the Senior Loan Agreement and the loan documents described therein.

        "Senior Loan Agreement" means that certain Financing Agreement dated as of February 14, 2008, by and among Westaff (USA), Senior Lender, Westaff and certain other parties, as the same may be amended, restated, supplemented, modified, replaced, refinanced or otherwise modified from time to time.

        "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrowers.

ARTICLE II
AGREEMENT FOR LOAN

        2.1    Commitment.    From and including the date of this Agreement and prior to the Revolving Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement to make Advances to the Borrowers from time to time in amounts not to exceed the Aggregate Revolving Commitment. Notwithstanding the foregoing, any Advances made by the Lender to the Borrowers that are in excess of the Aggregate Revolving Commitment Sublimit shall be made by the Lender in its sole discretion. The commitment of the Lender to lend hereunder shall expire on the Revolving Facility Termination Date. All Advances hereunder will be evidenced by a single promissory note of the Borrowers payable to the order of the Lender and in form and substance satisfactory to the Lender in the amount of the Aggregate Revolving Commitment. Although the Note will be expressed to be payable in the full Loan amount, the Borrowers will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified in the Note and such other charges provided for herein and therein. Amounts borrowed pursuant to the Aggregate Revolving Commitment or the Aggregate Revolving Commitment Sublimit, as the case may be, which are repaid or prepaid by the Borrowers may be reborrowed, only with Lender's prior written consent to such reborrowing, which Lender may withhold in its sole discretion. Lender is hereby authorized to record the principal amount of each Advance hereunder and each repayment on a schedule attached to the Note or otherwise in Lender's records, and such entries shall be prima facie evidence of the existence and the amounts of the obligations therein recorded; provided however, that neither the failure to so record nor any error in such recordation shall affect the Borrowers' obligations under the Note. The Borrowers hereby authorize Lender to extend, or continue Advances hereunder based on telephonic notices or email notices made by any authorized officer Lender in good faith believes to be acting on behalf of Westaff USA. Westaff USA agrees to deliver promptly to Lender a written confirmation if such confirmation is requested by Lender, of each telephonic notice or email notice signed by an authorized officer. If the written confirmation differs in any material respect from the action taken by Lender, the records of Lender shall govern absent manifest error. Notwithstanding anything herein or in any Loan Document to the contrary, all Advances made hereunder for the benefit of all the Borrowers shall be paid and made only to Westaff (USA).

        2.2    Facility Fee:    The Borrowers, collectively, shall pay to Lender a fee of One Hundred Thousand Fifty Thousand and NO/100 Dollars ($150,000) (the "Facility Fee"), which shall be added to the outstanding principal amount of the Note (although it will not reduce the Aggregate Revolving Commitment or Aggregate Revolving Commitment Sublimit, as the case may be) and shall bear interest at the Interest Rate set forth in the Note beginning on the date of disbursement of the initial Advance hereunder. The Facility Fee shall not be due until the Revolving Facility Termination Date, provided however such Facility Fee shall be fully earned on the date of disbursement of the initial Advance hereunder.

        2.3    Place of Payment; Order of Application; No Offset or Reduction.    All payments to Lender shall be made at the Lender's principal place of business or at such other place or places as Lender may designate in writing to Westaff USA. All of such payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Westaff USA. All payments shall be applied in such order of application as Lender may determine in its sole discretion. All payments are to be made by the Borrowers without offset or other reduction. Payment and performance of all of the Obligations shall be secured by the Collateral pursuant to the Security Agreement, which Lien shall be subordinate to the Lien of Senior Lender pursuant to the Intercreditor Agreement.

        2.4    Subordination.    Notwithstanding anything contained in this Agreement to the contrary, this Agreement and the rights and obligations evidenced hereby are subordinate in the manner and the extent set forth in the Intercreditor Agreement.

        2.5    Prepayment and Termination.    The Borrowers shall have the right to prepay the Obligations under this Agreement, terminate the Aggregate Revolving Commitment and terminate this Agreement at any time, in whole or in part, without any penalty or fee.

        2.6    Loan Purpose.    The proceeds from Advances hereunder may be used by any Borrower for working capital purposes and for any Borrower's general business purposes, but for no other purposes without Lender's consent, which Lender may withhold in its sole discretion.

        2.7    Right of First Refusal.    If at any time prior to the Revolving Facility Termination Date, Westaff USA desires to obtain any additional contractual subordinate financing (other than from Lender or Senior Lender), Westaff USA shall give written notice thereof (the "Financing Notice") to Lender which shall state (i) the name of the Person with whom Westaff USA desires to obtain such subordinate financing from, and (ii) the terms of such financing. For a period of 5 Business Days after receipt of the Financing Notice (the "Option Period"), the Lender (or its designee) shall have the option to provide the subordinate financing on substantially the same terms contained in the Financing Notice. If the Lender (or its designee) elects to exercise its right of first refusal, the closing of the financing, subject to Westaff USA's satisfaction of usual and customary financing conditions precedent, shall occur no later than 30 days after the date of Lender's election to provide such financing or at such other time as the parties to the transaction may agree. The failure of the Lender (or its designee) to deliver written notice of exercise to Westaff USA within the Option Period shall be deemed to be an election by the Lender not to provide the financing. If the Lender elects to not provide such financing, Westaff USA shall be free, subject to the provisions of the Loan Documents, including Section 2 of the Note, to obtain such subordinate financing from such Person on substantially the same economic terms contained in the Financing Notice; provided that if Westaff USA has not consummated the closing of such financing within 90 days after the expiration of the Option Period, the restrictions provided for in this Section 2.7 shall again become effective.

ARTICLE III
CONDITIONS PRECEDENT

        3.1    Conditions Precedent.    Borrowers hereby agree that Lender's obligation to disburse any Advance is conditioned upon the following, all of which shall be deemed to be conditions precedent to such disbursement:

          (a)    Performance.    Borrowers shall have performed, observed and complied with all of their agreements and covenants herein and in the other Loan Documents;

          (b)    Representations and Warranties.    All of the representations, warranties and covenants of Borrowers contained in this Agreement or the other Loan Documents shall be and remain true and correct in all material respects;

          (c)    No Event of Default.    No Event of Default shall exist hereunder or under any of the other Loan Documents; and

          (d)    No Material Adverse Change.    No event or circumstance has occurred or exists that reasonably could be expect to cause or result in a Material Adverse Change.

        3.2    Documents to be Furnished for Disbursement.    As a condition precedent to the disbursement of the initial Advance hereunder, Borrowers shall furnish or cause to be furnished to Lender the following documents, all in form and substance satisfactory to the Lender:

          (a)    Basic Documents.    This Agreement and duly executed originals of each of the Loan Documents and a consent from Borrowers to the Intercreditor Agreement;

          (b)    Resolutions.    Copies of the resolutions of the directors of the Borrowers duly adopted and which authorize the execution, delivery and performance by Borrowers of this Agreement and the Loan Documents, certified as of the date of the initial Advance hereunder;

          (c)    Payment of Fees.    To the extent permitted by the Intercreditor Agreement, evidence of payment by the Borrowers of all accrued and unpaid Expenses to Lender to the extent then due and payable on the date hereof, together with reasonable attorney costs of the Lender; provided however that Borrowers may elect to have the Facility Fee (but not the Expenses and other fees and costs arising out of the preparation and negotiation of the Loan Documents and the closing of this facility) added to the outstanding principal amount of the Note (which principal amount shall continue to accrue interest at the Interest Rate); and

          (d)    Other Documents.    Such other approvals, opinions, documents or materials as the Lender may request.

        3.3    Conditions to All Advances.    The obligation of the Lender to make any Advance to be made by it (including its initial Advance) is subject to the satisfaction of the following conditions precedent on the relevant Advance Date:

          (a)    Continuation of Representations and Warranties.    The representations and warranties contained herein shall be true and correct in all material respects on and as of such Advance Date with the same effect as if made on and as of such Advance Date (with the exception of such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties contained herein shall be true and correct in all material respects on and as of such earlier date);

          (b)    No Existing Default.    No Event of Default shall exist or shall result from such borrowing. Each Advance request submitted by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice and as of each Advance Date that the conditions in this section are satisfied; and

          (c)    No Material Adverse Change.    No Material Adverse Change shall have occurred and be continuing.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

        To induce Lender to make the Loan hereunder, Borrowers each represent, warrant and covenant to the Lender as follows:

        4.1    Company Existence and Power.    Each party: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the power and authority and all authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law, except in the case of (c) and (d), where the failure to be in compliance with such representation is not reasonably likely to result in a Material Adverse Effect.

        4.2    Company Authorization; No Contravention.    The execution, delivery and performance by the Borrowers of this Agreement and each other Loan Document to which any Borrower is party, have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of the organizational documents of the Borrowers; or (c) violate any Requirement of Law in any material respect.

        4.3    Binding Effect.    This Agreement and each other Loan Document to which the Borrowers are party constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        4.4    Notices.    The Borrowers shall promptly notify the Lender of the occurrence of any Event of Default, and of the existence of any event or circumstance that foreseeably will become an Event of Default.

        4.5    Inspection of Property and Books and Records.    The Borrowers shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrowers. As long as no Event of Default exists, no more than one time prior to the Revolving Facility Termination Date, the Borrowers shall permit representatives and independent contractors of the Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable time during normal business hours upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Lender may do any of the foregoing from time to time during normal business hours at the expense of the Borrowers and at any time and without advance notice.

        Notwithstanding the foregoing, to the extent the principal place of business of multiple Borrowers exist at the same address, Lender shall be permitted to conduct only one such audit at such address prior to the Revolving Termination Date, so long as no Event of Default has occurred and is continuing.

        4.6    Further Assurances.    Borrowers will execute and deliver or cause to be executed and delivered any and all further documents and instruments and to take any and all further actions as may be determined by the Lender to be necessary or appropriate to the transactions contemplated herein or in the other Loan Documents.

        4.7    Use of Proceeds.    Borrowers shall only use the proceeds from any Advance hereunder as provided in Section 2.6 hereof.

        4.8    Full Disclosure.    No representation or warranty made by any Borrower in this Agreement or the Security Agreement contains or will contain at the time such representation is made, any untrue statement of a material fact or omits or will omit to state any material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

ARTICLE V
EVENTS OF DEFAULT

        5.1    Event of Default.    Any of the following shall constitute an "Event of Default":

          (a)    Non-Payment.    The Borrowers fail to pay, (i) when and as required to be paid herein or in the Note, any amount of principal of the Loan, or (ii) any interest payable hereunder or under any other Loan Document, or (iii) any fee or any other amount payable hereunder or under any other Loan Document; provided that the failure to make such payment due to the operation of the Intercreditor Agreement shall not constitute an Event of Default hereunder, unless and until such payment is permitted to be paid by the terms of the Intercreditor Agreement; however the Interest Rate from and after such time shall be automatically increased to thirty percent (30%);

          (b)    Representation or Warranty.    Any representation or warranty by the Borrowers, made herein or in any other Loan Document is incorrect in any material respect on or as of the date made;

          (c)    Other Defaults.    The Borrowers fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue and not be remedied within thirty (30) days after the earlier of: (i) the date upon which the Borrowers knew of such failure or (ii) the date upon which written notice thereof is given to the Borrowers by the Lender;

          (d)    Cross-Acceleration; Cross-Default.    (i) The Senior Lender has accelerated the indebtedness under the Senior Loan Agreement; or (ii) other than such defaults which currently exist under the Senior Loan Agreement as of the date of this Agreement, if any additional Event of Default shall occur and be continuing after applicable cure periods, if any, under the Senior Loan Agreement and such Event of Default shall not have been waived or subject to forbearance by the Senior Lender within thirty (30) days after the occurrence of such Event of Default (e.g. pursuant to a waiver or forbearance agreement); or (iii) if the Borrowers fail to make any payment in respect of any Indebtedness (other than intercompany Indebtedness), in excess of $2,000,000 when due, after the expiration of any cure period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise).

          (e)    Insolvency: Voluntary Proceedings.    Any Borrower (i) ceases or fails to be solvent, or generally fails or is unable to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself, or (iv) takes any action to effectuate or authorize any of the foregoing; provided, however, that a voluntary winding up or dissolution of MediaWorld that is permitted by the terms of the Senior Loan Agreement shall not constitute an Event of Default hereunder;

          (f)    Involuntary Proceedings.    (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business;

        5.2    Remedies.    If any Event of Default occurs, the Lender may, subject to Section 2.4 hereof:

          (a)   declare the commitment of the Lender to make Advances to be terminated whereupon such commitment and obligation shall be terminated; and/or

          (b)   declare the unpaid principal amount of the outstanding Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and/or

          (c)   exercise all rights and remedies available to the Lender under the Loan Documents or applicable law and to pursue any and all available remedies for collection of such principal and interest, including but not limited to the exercise of all rights and remedies against Borrowers and the Collateral; and/or

          (d)   require the Borrowers make the Collateral and the records pertaining to the Collateral available to Lender at a place designated by Lender which is reasonably convenient or may take repossession of the Collateral and the records pertaining to the Collateral; and/or

          (e)   except as otherwise provided by law, sell the Collateral at public or private sale upon such terms and conditions as Lender may reasonably deem proper and Lender may purchase the Collateral at any such sale, upon commercially reasonable terms, and apply the net proceeds, after deducting all costs, expenses and attorneys' fees incurred by Lender at any time in the collection of the indebtedness and in the protection and sale of the Collateral, to the payment of the Obligations, returning the remaining proceeds, if any, to the Borrowers; and/or

          (f)    grant extensions, compromise claims, and settle accounts receivable for less than face value, all without prior notice to the Borrowers.

To the extent permitted by applicable law, all remedies contained herein or by law afforded shall be cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising and all shall be available to Lender until the Obligations hereunder have been paid and satisfied in full. During the existence of an Event of Default shall occur, interest, in lieu of the interest set forth in the Note, shall accrue on the Obligations then due and owing from the date of the same until cured, if cure is allowed, at the Default Rate set forth in the Note.

ARTICLE VI
MISCELLANEOUS

        6.1    Amendment; Assignment.    This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer this Agreement, the other Loan Documents or any portion thereof, including without limitation Borrowers' rights, titles, interests, remedies, powers and/or duties thereunder, without Lender's prior written consent. Borrowers hereby consent to Lender's sale, assignment, transfer or other disposition at any time and from time to time hereafter of this Agreement, or the other Loan Documents, or of any portion thereof, including without limitation, Lender's rights, titles, interests, remedies, powers and/or duties. In case of any such action by Lender, and provided that Lender has notified Borrowers in writing, Borrowers will accord full recognition thereto and hereby agrees that all rights and remedies of Lender in connection with the interests so transferred shall be enforceable against Borrowers by such transferee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Lender shall provide Borrowers with prior notice of any such sale, assignment, transfer or other disposition, provided however that the failure of Lender to give Borrowers prior notice of any such sale, assignment, transfer or other disposition shall in no way affect such sale, assignment, transfer or other disposition. Lender shall have the right to share information concerning the Borrowers and the Loan documents with any potential transferees, subject to the obligations of Section 6.14 hereof.

        6.2    Waiver.    Lender's failure at any time or times hereafter to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrowers under this Agreement or the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or the other Loan Documents, and no Event of Default by Borrowers under this Agreement or the other Loan Documents, shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrowers specifying such suspension or waiver.

        6.3    Severability.    If any provision of this Agreement or any of the other Loan Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the other Loan Documents and the application of such provision to other Persons or circumstances will not be affected thereby and shall be enforced to the greatest extent permitted by law.

        6.4    Binding Effect.    This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender and their respective heirs, executors, administrators, personal representatives, successors and assigns.

        6.5    Other Loan Documents.    The provisions of the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control.

        6.6    Transactions Prior to Termination.    Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or Lender in any way or respect relating to (i) any transaction or event occurring prior to such termination or cancellation, or (ii) any of the undertakings, agreements, covenants, warranties and representations of Borrowers contained in this Agreement or the Note. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

        6.7    Borrowers Waiver of Notice, Etc.    Except as otherwise specifically provided in this Agreement, Borrowers waive any and all notice or demand which Borrowers might be entitled to receive with respect to this Agreement or the Note, or any document executed in connection herewith, by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrowers may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard.

        6.8    Governing Law.    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES).

        6.9    Costs and Expenses.

          (a)   The Borrowers, collectively, shall pay or, as applicable, reimburse Lender, and its successors and assigns, for all reasonable costs, fees, out-of-pocket expenses and obligations incurred by Lender, in connection with, arising out of, or related to: (1) the entering into, negotiation, preparation, closing, administration (including amendment, waiver, or other consent) of this Agreement, the Note and all other agreements contemplated herein, or the exercise of any of the rights or remedies of Lender under any Loan Document; (2) any transaction contemplated by the Loan Documents; and (3) any inspection, audit, appraisal, or verification of the Collateral or of the Borrowers; however, unless an Event of Default has occurred and is existing, Lender shall not seek reimbursement from the Borrowers for more than a total of one periodic, repeat audit (i.e., exclusive of any business audit in connection with any acquisition) per calendar year undertaken by Lenders' auditors or field examiners of the Borrowers, collectively (including of the Collateral).

          (b)   The Borrowers, collectively, shall pay or, as applicable, reimburse Lender, and its successors and assigns, for all reasonable costs, fees, expenses and obligations incurred by Lender, following the occurrence and during the continuance of an Event of Default, which are in connection with, arise out of, or are related to: (1) enforcing any obligation or in foreclosing against any of the Collateral or exercising, enforcing or preserving any other right or remedy available by reason of any Event of Default, (2) any refinancing or restructuring of the credit arrangements provided under the Loan Documents in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (3) commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding related to the Borrowers and related to or arising out of the transactions contemplated by the Loan Documents, (4) taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise), (5) protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral or (6) attempting to enforce or enforcing any Lender's liens on any of the Collateral or any other rights under the Loan Documents. Expenses are part of the Obligations, payable upon Lender's demand, and shall be secured by the Collateral.

All obligations, including, but not limited to, the payment of any Expenses, described under this Section 6.9 shall survive any termination of any Loan Document.

        6.10    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Loan Agreement and the other Loan Documents shall be in writing and shall be deemed to have been given when personally delivered or delivered by facsimile, one Business Day after deposit with Federal Express or similar reputable overnight courier service or three Business Days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Borrowers and Lender shall, unless another address is specified in writing, be sent to the addresses indicated below:

Notices to Borrowers:

    Westaff (USA), Inc.
    298 North Widget Lane
    Walnut Creek, CA 94598
    Attention: Chief Financial Officer
    Facsimile: (925) 934-5489

    Westaff, Inc.
    298 North Widget Lane
    Walnut Creek, CA 94598
    Attention: General Counsel
    Facsimile: (949) 481-7083

    Westaff Support, Inc.
    298 North Widget Lane
    Walnut Creek, CA 94598
    Attention: Chief Financial Officer
    Facsimile: (925) 934-5489

    MediaWorld International
    298 North Widget Lane
    Walnut Creek, CA 94598
    Attention: Chief Financial Officer
    Facsimile: (925) 934-5489

with copies to:

    Morrison & Foerster LLP
    Attention: Jill Feldman
    425 Market Street
    San Francisco, CA 94105
    Facsimile: (415) 276-7298

Notices to Lender:

    DelStaff, LLC
    c/o H.I.G. Capital, LLC
    855 Boylston St.
    Boston, MA 02116
    Attention: John Black and Michael Phillips
    Facsimile: (617) 262-1505

with a copy to:

    Greenberg Traurig, LLP
    77 West Wacker Dr., Suite 2500
    Chicago, IL 60601
    Attention: Paul Quinn
    Facsimile: 312-899-0333

        6.11    No Third-Party Beneficiaries.    This Agreement is solely for the benefit of the parties hereto, their successors and assigns, and no other person or entity shall acquire or have any right hereunder, with the exception of the Senior Lender in respects of Section 2.4 hereof.

        6.12    Counterparts.    This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals thereof.

        6.13    Indemnification.    Whether or not the transactions contemplated hereby are consummated, the Borrowers, joint and severally, shall indemnify, defend and hold the Lender and its officers, directors, representatives, advisors, successors and assigns (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this section shall survive payment of all other Obligations.

        6.14    Confidentiality.    Lender agree to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by Borrowers and their Affiliates and designated as confidential, except that Lender may disclose such information (a) to Persons employed or engaged by Lender who are informed of the confidentiality obligation hereunder; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 6.14 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Lender is a party; or (f) that ceases to be confidential through no fault of Lender or any of their employees or agents.

        6.15    Dissolution of MediaWorld.    Notwithstanding anything herein to the contrary, upon a legal dissolution of MediaWorld as permitted under the Senior Loan Agreement, MediaWorld shall cease to be a Borrower under and for the purposes of this Agreement and the other Loan Documents.

        6.16    Joint and Several Liability.    The obligations of each Borrower under this Agreement and the Loan Documents shall be joint and several. The joint and several obligations of each Borrower under this Agreement and the Loan Documents shall be absolute and unconditional and shall remain in full force and effect until all Obligations shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any of the undersigned: (a) the waiver, compromise, settlement, release or termination (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations or agreements of any of the undersigned under this Agreement or any other Loan Documents; (b) the failure to give notice to any or all of the Borrowers of the occurrence of an Event of Default under the terms and provisions of this Agreement or any other Loan Documents, other than as required herein or as required by law; (c) the release, substitution or exchange by the Lender of any Collateral (whether with or without consideration) or the acceptance by the Lender of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of any Collateral; (d) the release of any person primarily or secondarily liable for all or any part of the obligations, whether by Lender or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the undersigned or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or (e) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any other Loan Documents. The joint and several obligations of each Borrower to Lender under this Agreement shall remain in full force and effect (or be reinstated) until Lender has received payment in full of all Obligations and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Lender. Each Borrower expressly agrees that the Lender shall not be required first to institute any suit or to exhaust its remedies against any Borrower or any other person or party to become liable hereunder or against any Collateral, in order to enforce this Agreement; and expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Borrower shall be and remain, directly and primarily liable for all sums due under this Agreement and under the Loan Documents.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written

BORROWERS:		LENDER:
WESTAFF (USA), INC., a California corporation		DELSTAFF, LLC, a Delaware limited liability company
By:	/s/ Christa C. Leonard	By:	/s/ Michael Phillips
Its:	Chief Financial Officer	Its:	Manager
Printed Name:	Christa C. Leonard	Printed Name:	Michael Phillips
WESTAFF, INC., a Delaware corporation
By:	/s/ Christa C. Leonard
Its:	Chief Financial Officer
Printed Name:	Christa C. Leonard
WESTAFF SUPPORT, INC., a California corporation
By:	/s/ Christa C. Leonard
Its:	Chief Financial Officer
Printed Name:	Christa C. Leonard
MEDIAWORLD INTERNATIONAL, a California corporation
By:	/s/ Christa C. Leonard
Its:	Chief Financial Officer
Printed Name:	Christa C. Leonard

Signature Page to Loan Agreement

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  Exhibit 10.8.37
LOAN AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II AGREEMENT FOR LOAN
ARTICLE III CONDITIONS PRECEDENT
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS
ARTICLE V EVENTS OF DEFAULT
ARTICLE VI MISCELLANEOUS